Exhibit 99.1

Contact: Jonathan Mullins, President and CEO

(276) 873-7000 jon@newpeoplesbank.com

For Immediate Release

New Peoples Bankshares, Inc. Announces

Conversion of $5.45 Million of Debt to Common Stock

Honaker, Va., September 20, 2012.…New Peoples Bankshares, Inc. (stock symbol “NWPP” on OTCBB) announced today the conversion of its total $5.45 million of debt plus interest of $271.8 thousand to Directors B. Scott White and Harold Lynn Keene. The conversion results in a total of 3,814,519 additional issued shares of common stock and warrants to purchase 762,903 shares of common stock over the next five years. Mr. White received 1,959,880 shares of common stock and warrants to purchase 391,977 shares. Mr. Keene received 1,854,630 shares of common stock and warrants to purchase 370,926 shares of common stock. Both directors have been approved by regulators to own in excess of 10% of the company.

Jonathan Mullins, President and CEO stated “We are very appreciative of these two directors’ support of New Peoples Bankshares. At the time the notes were issued in 2011, both directors helped the company through a very challenging situation by making these loans. The conversion of the debt to common stock provides for our shareholders a safer and stronger company. In addition, the new capital strengthens our regulatory capital levels at the holding company in a time of continued economic uncertainty.”

New Peoples Bank, Inc. a wholly owned subsidiary of New Peoples Bankshares, Inc., currently operates twenty-three full service locations as well as a financial services division, New Peoples Financial Services which offers investment services and products.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. New Peoples Bankshares, Inc. (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by New Peoples Bank, Inc. a subsidiary of New Peoples Bankshares, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission.

# # #